As filed with the Securities and Exchange Commission on July 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alphatec Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5818 El Camino Real Carlsbad, CA 92008 (760) 431-9286	20-2463898
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification No.)

Patrick S. Miles

Chief Executive Officer

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Joshua E. Little, Esq.

Durham Jones & Pinegar, P.C.

192 E. 200 N., Third Floor

St. George, Utah 84770

(435) 674-0400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒  333-221085

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Amount of Registration Fee (2)
Common Stock, $0.0001 par value	$8,000,000	$970

(1)

The Registrant previously registered common stock, preferred stock, warrants, debt securities and units with an aggregate offering price not to exceed $50,000,000 on a Registration Statement on Form S-3 (File No. 333-221085), as amended, which was declared effective on December 13, 2018 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of the Registrant’s common stock having a proposed maximum aggregate offering price not to exceed $8,000,000 is hereby being registered hereunder, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The proposed maximum offering price will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities of the Registrant being registered hereby.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Alphatec Holdings, Inc. pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both promulgated under the Securities Act of 1933, as amended.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-221085), which was declared effective by the Securities and Exchange Commission on December 13, 2018, including all amendments thereto, each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Durham, Jones & Pinegar, P.C.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Durham, Jones & Pinegar, P.C. (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney

*

Included on the signature page to the Registrant’s registration statement on Form S-3 (File No. 333-221085), as amended, filed with the Securities and Exchange Commission on October 24, 2017 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on the 31st day of July, 2019.

ALPHATEC HOLDINGS, INC.

By:	/s/ PATRICK S. MILES
Patrick S. Miles
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title(s)	Date

/s/ PATRICK S. MILES	Chairman and Chief Executive Officer	July 31, 2019
Patrick S. Miles	(Principal Executive Officer)

/s/ JEFFREY G. BLACK	EVP, Chief Financial Officer	July 31, 2019
Jeffrey G. Black	(Principal Financial Officer and Principal Accounting Officer)

/s/ EVAN BAKST	Director	July 31, 2019
Evan Bakst

*	Director	July 31, 2019
Mortimer Berkowitz III

*	Director	July 31, 2019
Quentin Blackford

/s/ JASON HOCHBERG	Director	July 31, 2019
Jason Hochberg

/s/ KAREN MCGINNNIS	Director	July 31, 2019
Karen McGinnis

*	Director	July 31, 2019
David H. Mowry

*	Director	July 31, 2019
Jeffrey P. Rydin

/s/ JAMES L.L TULLIS	Director	July 31, 2019
James L.L. Tullis

*	Director	July 31, 2019
Donald A. Williams

*	Director	July 31, 2019
Ward W. Woods

* By:
/s/ JEFFREY G. BLACK
Jeffrey G. Black
Attorney-in-Fact